UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K /A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 12, 2014

MEDICUS HOMECARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55272	33-1227048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waiblingerstrasse 34 Stuttgart, Germany		70372
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		+49 157 894 69537

OVERTECH CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Medicus Homecare Inc. (formerly Overtech Corp.) (“our company”, “we”, “our” or “us”) is filing this Amendment No. 2 on Form 8-K/A to Current Report on Form 8-K/A to amend certain information in response to a comment letter received by our company from the Securities and Exchange Commission (the “SEC”).

Other than as set forth in this Amendment No. 1, the information contained in the original Form 8-K remains unchanged.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report constitute “forward-looking statements”. These statements, identified by words such as “plan,  “anticipate, “believe”, “estimate”, “should”, “expect” and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the heading “Risk Factors “and elsewhere in this Current Report. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

As used in this Current Report on Form 8-K, the terms “we”, “us”, “our” and “our company” mean Medicus Homecare Inc., and our wholly owned subsidiaries, unless otherwise indicated. All dollar amounts in this Current Report are in U.S. dollars unless otherwise stated. For the purposes of converting Euros to U.S. dollars the rate of exchange of EUR 1 = USD 1.2628 on September 30, 2014 has been used.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 3, 2014, we entered into a share purchase agreement (the “Share Purchase Agreement”) with our wholly-owned subsidiary, Medicus Homecare Inc. (the “Subsidiary”), Dr. Orhan Karahodza (the “Vendor”), Beatmungspflege 24 GmbH (“GmbH”) and Dr. Elmedina Adzemovic for the acquisition of all of the issued and outstanding shares of GmbH from the Vendor by the Subsidiary. GmbH was formed to acquire the medical in-home care services proprietorships operated by Dr. Orhan Karahodza and Dzenana Karahodza for several years under the names Das Pflegeland and Premium-Pflegedienst Pflegeland (the “Predecessors”).  GmbH acquired the Predecessors under contribution agreements dated effective as at July 1, 2014 (the “Contribution Agreements”).  Prior to the acquisition of the Predecessors, GmbH did not carry on any business.

Under the terms of the Share Purchase Agreement, the Subsidiary, acquired GmbH for aggregate consideration of USD$100 (the “Acquisition”). Concurrent with closing of the Acquisition, our former President, Dr. Elmedina Adzemovic, transferred 40,800,000 of shares of our common stock held by her to the Vendor.  As a result of the transfer of her shares to the Vendor, Dr. Adzemovic no longer owns any shares of our common stock.  Accordingly, we experienced a change in control and Dr. Orhan Karahodza now controls 56.2% of our issued and outstanding shares of common stock.

As a result of the A cquisition, we have now changed our business to providing medical in-home care services in Germany. In addition, our acquisition of GmbH has the effect of causing us to cease being a “shell company”. Accordingly, we have included in this Current Report the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

FORM 10 INFORMATION

BUSINESS

General

We were incorporated on November 13, 2012, under the laws of the State of Nevada. Our principal offices are located at Waiblingerstrasse 34, Stuttgart, Germany. Our telephone number is +49 157 894 69537.

Prior to completing the acquisition of GmbH on November 12, 2014, we were engaged in the business of developing mobile games for the Apple and Android platforms. However, in order to focus our resources on our medical in-home care services business, we abandoned the mobile gaming business on closing of the acquisition of GmbH.

Share Purchase Agreement

On September 3, 2014, we entered into a Share Purchase Agreement with the Subsidiary, the Vendor, GmbH and Dr. Elmedina Adzemovic for the Acquisition. GmbH was formed to acquire the the Predecessors.  GmbH acquired the Predecessors under the Contribution Agreements.  Prior to the acquisition of the Predecessors, GmbH did not carry on any business.

Medical In-Home Care Services

The business of GmbH is now primarily the offering of medical in-home care services in Germany including ventilation for patients  that  suffer  from  debilitating  diseases  such  as  Amyotrophic  Lateral  Sclerosis (ALS), Muscular Dystrophy (MD), Guillain-Barre syndrome (GBS), and Chronic Obstructive Pulmonary Disease (COPD). Other services provided by GmbH include acute post-patient care, respiration optimization and monitoring of long-term home respiration.

As GmbH is not yet authorized to provide medical in-home nursing care services pursuant German regulations, GmbH entered into a cooperation agreement dated July 1, 2014 (the “Cooperation Agreement”) with Medicus Intensivpflege GmbH (“MI GmbH”). Pursuant to the Cooperation Agreement:

1.	MI GmbH is to:

a.	provide medical in-home nursing care services to GmbH;

b.	provide GmbH with such information as GmbH may require to prepare the billing statements;

c.	prepare a quarterly billing statement detailing the Services provided and present such statement to GmbH for its analysis; and

d.	provide to GmbH such further supporting information in respect of the medical in-home nursing care services and provide such access to GmbH into the relevant accounting materials as may be required by GmbH upon written request by GmbH; and

2.	GmbH shall pay MI GmbH a fee in the amount of 15% of the gross revenues generated by GmbH from the provision of medical in-home nursing care services to patients of GmbH (the “Fee”).

Upon GmbH obtaining authorization under German regulations to provide the medical in-home nursing care services, the Cooperation Agreement may be terminated by GmbH.

The above agreement is results in MI GmbH being a service provider for GmbH since MI GmbH has the License and it also has the employees. MI GmbH renders the care services and then invoices the services on behalf of GmbH.  The customer relationship in this case belongs to GmbH.  MI GmbH then passes on all revenues to GmbH and MI GmbH in turn gets all costs incurred in rendering the services reimbursed by GmbH. Additionally, MI GmbH gets 15% of all revenue of GmbH as a mark-up in exchange for its partnership with and utilizing its license for GmbH.

Once GmbH receives its licence/admission all employees will be moved to GmbH and the billing to the insurance funds will be done directly by GmbH. At that time, the Cooperation Agreement will cease to exist.

Our revenue is recognized on a monthly basis by invoicing the services provided in that month.  Services are invoiced by MI GmbH to the public health insurance funds, private health insurance or the customer directly. Our services are provided on an hourly basis and the services billed are at a determined price by the insurance companies.

Approximately 85% of our services are billed and paid by the public health insurance, 10% by private health insurance and 5% paid directly by the customer.  The customer is billed if the insurance provider does not cover the service or only covers a percentage of the service.

Approximately 10% of the amounts invoiced monthly are written off.  This may be due to:

  customers not having funds available to pay;
  the insurance companies disputing some of the services rendered (which is rare); or
  if the private health insurance only covers a portion of the service and the customer does not have the available funds to cover the balance.

Generally, all payments are received within 28 days of invoicing as the insurance funds have the duty to pay within 28 days of being invoiced. The only time the insurance payments will take longer is if there is a dispute regarding the services provided (which is uncommon).

GmbH currently operates in the Stuttgart area with two facilities, one of which serves as an office and the other is an acute post care facility with 3 beds outfitted with respiration equipment.  GmbH also has 7 local checkpoints in the Stuttgart area and plans to open additional checkpoints throughout Germany.  The checkpoints are locations where nurses pick up medication, supplies and equipment prior to visiting the patients in their homes.

At the present time, MI GmbH has 103 employees and contractors of which 80 are nurses responsible for maintenance and care of patients (which includes 60 full-time nurses and 20 part-time nurses).

Ambulatory care services and nursing care is estimated to be a 27 billion EUR annual market in Germany.

Background of German Health Care System

Health care in Germany is made up of a combination of compulsory health insurance and private medical care.  Since 2009, it has been mandatory for all residents of Germany to have either state or private health insurance.  It is also a legal requirement for obtaining a residence permit.  Just under 90 percent of the population is covered by public health insurance which is compulsory unless income is above a fixed sum (in 2011: EUR 48,000 which equates to EUR 4,000/month). German law requires everyone living in Germany to be insured for at least hospital and outpatient medical treatment.

Most people in need of assistance prefer to stay at their respective homes, even if they need assistance in daily living.  Currently 2.5 million people in Germany are care dependent, which is about 3.5% of the entire German population.  Of that 2.5 million people in Germany, 63% are cared for at home and 37% live in nursing homes.

Competition

There are over ten significant competitors to our company in the Southern German market.  There are approximately 80 companies, in Stuttgart, Germany, in the care services sector that have the license/admission to render care services this includes breathing care. As the breathing care service is niche, not every company provides this service. There are approximately 5-6 companies that have the special expertise to provide the breathing care and these would be our competitors.  However, none of these companies are managed by a doctor of medicine, so the medical background and professional network of Dr. Karahodza as well as the ability to provide the service within 24 hours are the main competitive advantages of GmbH.  We also offer a ventilation centre with hospital intensive care unit quality unlike some of our competitors.  We feel this provides us with a competitive advantage, particularly in acquiring new patients who can easily be discharged from hospital.

During his time as a staff physician, Dr. Karahodza, our director and officer, got to know the internal processes in hospitals and the need for care facilities for discharged patients. Furthermore, Dr. Karahodza was able to establish a broad network of contacts to clinic managers, doctors, administrative staff, etc. during this time, which proves advantageous in terms of customer acquisition.

Our other advantages include:

(1)	Medical management (Dr. Karahodza M.D.) and correspondingly good reputation and visibility;
(2)	We train our own staff (regular follow up trainings with their own instructors and in cooperation with schools);
(3)	Contacts with clinicians and recommendation instances;
(4)	24/7 on-call duty of doctors made possible by collaborations of doctors throughout the country;
(5)	Direct access and personal contacts with equipment manufacturers (not distributors). This results in more favourable terms and recommendations of the care service to clinics also supplied by the relevant manufacturer, etc.; and
(6)	Professional customer acquisition on the internet through our online marketing.

Another important aspect for the success of a care company is customer satisfaction and resulting recommendations. This is particularly ensured through the careful selection of qualified nursing staff.

Marketing and Sales Plan

All current marketing activities of GmbH will be subsequently projected onto all 7 new locations. This specifically means that contacts with multipliers (doctors, clinics, etc.) will be established, relevant web sites for the regional offices will be created, online marketing activities will be gradually extended to the new locations, etc.

We plan for our services to be marketed as following:

(a)	Maintaining contacts and acquiring new multipliers

Apart from longstanding relationships with the responsible persons and doctors in clinics throughout Germany, we continually expand our network through making contact with clinics, social services and testing institutions.

(b)	Informative websites

We maintain the following websites covering the range of our services:

  www.24Heimbeatmung.de
  www.pflegeland-24.de
  www.consulting-24.org
  www.consulting-24.de
  www.eliteseniorenhaus.com
  www.medicalspa-stuttgart.de
  www.beatmungsservice.com
  www.medicus-24.de

These websites are advertised nationwide with online marketing activities including keyword advertising via “Google Adwords”.

We intend to spend EUR 50,000 (approximately USD$63,140) on marketing efforts during the 2015 fiscal year.

Patents, Trademarks and Intangible Property

The trademark “MEDICUS 24” bearing registration number 306 38 993 was entered into the Register of the German Patent and Trademark Office on August 22, 2006.  The term of protection for this trademark ends on June 30, 2016 and may be extended for a further 10 year period.

We also own and operate the below websites:

  www.24Heimbeatmung.de
  www.pflegeland-24.de
  www.consulting-24.org
  www.consulting-24.de
  www.eliteseniorenhaus.com
  www.medicalspa-stuttgart.de
  www.beatmungsservice.com
  www.medicus-24.de

Government Regulations

Licensing and insurance coverage are necessary for the conduct of our business.  Regular inspections are conducted by government authorities. Our company and its facilities hold all licenses and insurance necessary for the conduct of its business.

The license that MI GmbH has (and as of yet GmbH has not received) is the “Versorgungsvertrag with AOK” (the “License”) that is not granted by the state, but by the German statutory health insurance fund (AOK is one public health insurance fund and has been granted the licensing representative for all public health funds).  With the License, MI GmbH has the right/admission to bill the public health insurance funds for the nursing services that we have contracted out to MI GmbH. If a company does not have a license, then it cannot bill the public health insurance funds, but that does not mean that it is not be allowed to render the care services.  A company can still perform the care services and bill the client directly or his private health insurance as there is no other license/admission required for the company.

There is also no operational license required for our business except for the License. The employees of a company providing the service must be qualified, meaning that they must have the required education/apprenticeship but are not required to have a medical diploma.  All of the employees and independent contractors working for MI GmbH who provide the services have the required education or apprenticeship in Germany.  There is no supervisory authority of our business except requirement to have a license in order to bill the health insurance fund.

Employees

Our company does not employ any people.  Our operations have been contracted out to MI  GmbH until we have receive our Versorgungsvertrag with AOK.  Upon receipt of such license, we will takeover the operations from MI GmbH and employees of MI GmbH.  All other parties involved with our business operations are five independent contractors.

MI GmbH employs 80 persons in Germany, of which 60 are full-time and 20 are permanent part-time.  In addition, our company has 23 independent contractors engaged to perform its services.

RISK FACTORS

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements.   We may encounter risks in addition to those described below.  Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

RISKS RELATING TO OUR BUSINESS

Changes to government medical and social programs could adversely affect our client caseload, units of service, net service revenues, gross profit and profitability.

For the years ended December 31, 2013 and 2012, we derived approximately 90% of our net service revenues directly or indirectly paid for by governmental agencies. Governmental agencies generally condition their agreements with us upon a sufficient budgetary appropriation. If a governmental agency does not receive an appropriation sufficient to cover its contractual obligations with us, it may terminate an agreement or defer or reduce the amount of the reimbursement we receive. Governmental agencies are facing budgetary shortfalls due to the current economic downturn and the rising costs of health care, and as a result, have made, are considering or may consider making changes in their medical programs.

Changes that governmental agencies have made or may consider making to address their budget deficits include:

  •   limiting increases in, or decreasing, reimbursement rates;

  •   redefining eligibility standards or coverage criteria for medical programs or the receipt of home and community based services under those programs;

  •   decreasing the number of authorized hours for recipients; or

  •   slowing payments to providers.

Delays in reimbursement for services may affect our liquidity.

There is generally a delay between the time that we provide services and the time that we receive reimbursement or payment for these services.  Future delays due to budget constraints would adversely affect our liquidity.  In addition, from time to time, procedural issues require us to resubmit claims before payment is remitted, which contributes to our aged receivables. Additionally, unanticipated delays in receiving reimbursement from government programs due to changes in their policies or billing or audit procedures may adversely impact our liquidity and working capital. Because we fund our operations primarily through the collection of accounts receivable, any delays in reimbursement could result in the need to borrow funds to continue operations.

Our industry is highly competitive, fragmented and market-specific

We compete with home and community based service providers, home health providers, private caregivers, privately held companies, privately held single-site agencies, hospital-based agencies, not-for-profit organizations, community-based organizations and self-directed care programs. In addition, certain governmental payors contract for services with independent providers such that our relationships with these payors are not exclusive. Our competition consists of home and community based service providers, home health providers, private caregivers, privately held companies, privately held single-site agencies, hospital-based agencies, non-for-profit organizations, community-based organizations, managed care organizations and self-directed care programs. Some of our competitors have greater financial, technical, political and marketing resources, name recognition or a larger number of consumers and payors than we do. In addition, some of these organizations offer more services than we do in the markets in which we operate. Consumers or referral sources may perceive that local service providers and not-for-profit agencies deliver higher quality services or are more responsive. These competitive advantages may limit our ability to attract and retain referrals in local markets and to increase our overall market share.

Negative publicity or changes in public perception of our services may adversely affect our ability to receive referrals, obtain new agreements and renew existing agreements.

Our success in receiving referrals, obtaining new agreements and renewing our existing agreements depends upon maintaining our reputation as a quality service provider among governmental authorities, physicians, hospitals, discharge planning departments, case managers, nursing homes, rehabilitation centers, advocacy groups, consumers and their families, other referral sources and the public. While we believe that the services that we provide are of high quality, if our quality measures are deemed to be not of the highest value, our reputation could be negatively affected. Negative publicity, changes in public perceptions of our services or government investigations of our operations could damage our reputation and hinder our ability to receive referrals, retain agreements or obtain new agreements. Increased government scrutiny may also contribute to an increase in compliance costs and could discourage consumers from using our services. Any of these events could have a negative effect on our business, financial condition and operating results.

Our growth strategy depends on our ability to manage growing and changing operations and we may not be successful in managing this growth.

Our business plan calls for significant growth in business over the next several years through the expansion of our services in existing markets and the establishment of a presence in new markets. This growth will place significant demands on our management team, systems, internal controls and financial and professional resources. In addition, we will need to further develop our financial controls and reporting systems to accommodate future growth. This could require us to incur expenses for hiring additional qualified personnel, retaining professionals to assist in developing the appropriate control systems and expanding our information technology infrastructure. Our inability to effectively manage growth could have a material adverse effect on our financial results.

Future start-ups may materially affect our financial position.

We have grown our business through start-up locations, and we may in the future start up new locations in existing and new markets. Start-ups involve significant risks, including those relating to licensure and accreditation (ie. GmbH receiving a Versorgungsvertrag with AOK” that is granted by German statutory health insurance fund which allows holders to bill the public health insurance funds for the nursing services) , hiring new personnel, establishing relationships with referral sources and delayed or difficulty in installing our operating and information systems. We may not be successful in establishing start-up locations in a timely manner due to generating insufficient business activity and incurring higher than projected operating cost that could have a material adverse effect on our financial condition, results of operations and cash flows.  There is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Our operations subject us to risk of litigation.

Operating in the home and community based services industry exposes us to an inherent risk of wrongful death, personal injury, professional malpractice and other potential claims or litigation brought by our consumers and employees. Because we operate in this industry, from time to time, we may be subject to claims alleging that we did not properly treat or care for a consumer that we failed to follow internal or external procedures that resulted in death or harm to a consumer or that our employees mistreated our consumers, resulting in death or harm.

In addition, regulatory agencies may initiate administrative proceedings alleging violations of statutes and regulations arising from our services and seek to impose monetary penalties on us. We could be required to pay substantial amounts to respond to regulatory investigations or, if we do not prevail, damages or penalties arising from these legal proceedings. These lawsuits can involve significant monetary awards or penalties which may not be covered by our insurance. If our insurance coverage is not adequate to cover these claims, it could have a material adverse effect on our business, results of operations and financial condition. Even if we are successful in our defense, civil lawsuits or regulatory proceedings could distract us from running our business or irreparably damage our reputation.

Our insurance liability coverage may not be sufficient for our business needs.

Although we maintain insurance consistent with industry practice, the insurance we maintain may not be sufficient to satisfy all claims made against us. We have liability insurance of USD 1,894,200 (EUR 1,500,000). We cannot assure you that claims will not be made in the future in excess of the limits of our insurance, and any such claims, if successful and in excess of such limits, may have a material adverse effect on our business or assets. If losses on asserted claims exceed the current insurance coverage, our business, results of operations and financial condition could be adversely affected. Changes in our annual insurance costs depend in large part on the insurance market, and insurance coverage may not continue to be available to us at commercially reasonable rates, in adequate amounts or on satisfactory terms.

Inclement weather or natural disasters may impact our ability to provide services.

Inclement weather may prevent our employees from providing authorized services. We are not paid for authorized services that are not delivered due to these weather events. Furthermore, prolonged inclement weather or the occurrence of natural disasters in the markets in which we operate could disrupt our relationships with consumers, employees and referral sources located in affected areas and, in the case of our corporate office, our ability to provide administrative support services, including billing and collection services. Future inclement weather or natural disasters may adversely affect our business and financial condition, results of operations and cash flows.

Our business depends on our information systems. Our operations may be disrupted if we are unable to effectively integrate, manage and maintain the security of our information systems.

Our business depends on effective and secure information systems that assist us in, among other things, gathering information to improve the quality of consumer care, optimizing financial performance, adjusting consumer mix, monitoring regulatory compliance and enhancing staff efficiency. We rely on an external service provider to provide continual maintenance, upgrading and enhancement of our primary information systems used for our operational needs. The software we license from our external service provider supports intake, personnel scheduling, office clinical and centralized billing and receivables management in an integrated database, enabling us to standardize the care delivered across our network of locations and monitor our performance and consumer outcomes. To the extent that our external service provider becomes insolvent or fails to support the software or systems, or if we lose our license with our external service provider, our operations could be negatively affected.

Because of the confidential health information and consumer records we store and transmit, loss of electronically-stored information for any reason could expose us to a risk of regulatory action, litigation and liability.

If we experience a reduction in the performance, reliability, or availability of our information systems, our operations and ability to process transactions and produce timely and accurate reports could be adversely affected. If we experience difficulties with the transition and integration of information systems or are unable to implement, maintain, or expand our systems properly, we could suffer from, among other things, operational disruptions, regulatory problems, and increases in administrative expenses.

Our business requires the secure transmission of confidential information over public networks. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in compromises or breaches of our security systems and consumer data stored in our information systems. Anyone who circumvents our security measures could misappropriate our confidential information or cause interruptions in our services or operations. The Internet is a public network, and data is sent over this network from many sources. In the past, computer viruses or software programs that disable or impair computers have been distributed and have rapidly spread over the Internet. Computer viruses could be introduced into our systems which could disrupt our operations or make our systems inaccessible.

We may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by breaches. Our security measures may be inadequate to prevent security breaches, and our business operations would be negatively impacted by cancellation of contracts and loss of consumers if security breaches are not prevented.

We may not be able to attract, train and retain qualified personnel.

We must attract and retain qualified personnel in the markets in which we operate in order to provide our services. We compete for personnel with other providers of social and medical services as well as companies in other service-based industries. Our ability to attract and retain personnel depends on several factors, including our ability to provide employees with attractive assignments and competitive benefits and salaries.

The loss of one or more of the members of the executive management team or the inability of a new management team to successfully execute our strategies may adversely affect our business. If we are unable to attract and retain qualified personnel, we may be unable to provide our services, the quality of our services may decline, and we could lose consumers and referral sources.

We may be more vulnerable to the effects of a public health catastrophe than other businesses due to the nature of our consumers.

The majority of our consumers are older individuals with complex medical challenges, many of whom may be more vulnerable than the general public during a pandemic or in a public health catastrophe. Our employees are also at greater risk of contracting contagious diseases due to their increased exposure to vulnerable consumers. For example, if a flu pandemic were to occur, we could suffer significant losses to our consumer population or a reduction in the availability of our employees and, at a high cost, be required to hire replacements for affected workers. Accordingly, certain public health catastrophes could have a material adverse effect on our financial condition and results of operations.

Since the majority of our shares of common stock are owned by Dr. Orhan Karahodza, our Chief Executive Officer and director, our other stockholders may not be able to influence control of our company or decision making by management of our company, and as such, he may have a conflict of interest with the minority shareholders at some time in the future.

Our Chief Executive Officer, Dr. Orhan Karahodza, beneficially owns approximately 56.2% of our outstanding common stock. The interests of Dr. Karahodza may not be, at all times, the same as that of our other shareholders. Dr. Karahodza is not simply a passive investor but is also an executive officer of our company , and as such his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as member of our company’s board of directors. Also, Dr. Karahodza will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

We are required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States.  Additionally, our officers and directors reside outside of the United States, in Stuttgart, Germany.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our officers and directors or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

RISKS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of common stock may result in dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

The quotation price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common shares are quoted on the OTCQB Marketplace under the symbol “ MDCRE ”.  Companies quoted on the OTCQB have traditionally experienced extreme price and volume fluctuations.  In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance.  Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  As a result of this potential volatility and potential lack of a trading market, an investor may not be able to sell any of our common stock that they acquire at a price equal or greater than the price paid by the investor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

PLAN OF OPERATION

Overview

Prior to completing the Acquisition of GmbH on November 12, 2014, we were engaged in the business of developing and selling of mobile games for the Apple and Android platforms. However, in order to focus our resources on our medical in-home care services, we have abandoned the mobile gaming business.

As a result of our acquisition of GmbH , we have now changed our business to providing medical in-home care services in Germany.

Since completion of the December 31, 2013 year end, our assets and liabilities have been impacted due to the costs incurred in connection with the reorganization of the Predecessors and the completion of the Share Purchase Agreement.

We plan to open additional local checkpoints over the next two years which will affect our assets, liabilities, liquidity and working capital.

Our revenue is recognized on a monthly basis by invoicing the services provided in that month.  Services are invoiced by MI GmbH to the public health insurance funds, private health insurance or the customer directly. Our services are provided on an hourly basis and the services billed are at a determined price by health insurance companies.

Approximately 85% of our services are billed and paid by the public health insurance, 10% by private health insurance and 5% paid directly by the customer.  The customer is billed if the insurance provider does not cover the service or only covers a percentage of the service.

Approximately 10% of the amounts invoiced monthly are written off.  This may be due to:

  customers not having funds available to pay;
  the insurance companies disputing some of the services rendered (which is rare); or
  if the private health insurance only covers a portion of the service and the customer does not have the available funds to cover the balance.

Generally, all payments are received within 28 days of invoicing as the insurance funds have the duty to pay within 28 days of being invoiced. The only time the insurance payments will take longer is if there is a dispute regarding the services provided (which is uncommon).

RESULTS OF OPERATIONS

We have previously disclosed our results of operations for our fiscal year ended July 31, 2014 in our Annual Report on Form 10-K filed with the SEC on October 29, 2014.  On November 12, 2014, as a result of our acquisition of GmbH , our fiscal year end has changed from July 31 to December 31.  Accordingly, we will be filing our next Annual Report on Form 10-K for the year ended December 31, 2014.

The following information presents the financial information of GmbH for the period from inception on January 30, 2014 to September 30, 2014 and of the sole proprietorships, Das Pflegeland and Premium-Pflegedienst Pflegeland (the “Predecessors”), acquired by GmbH effective July 1, 2014, for the fiscal years ended December 30, 2013 and December 30, 2012 and the six months ended June 30, 2014.

Unaudited Pro-forma consolidated financial statements giving effect to the Acquisition of GmbH and the Predecessors are attached as Exhibit 99.6 to this Current Report.

Summary of Year End and Quarterly Results

	Das Pflegeland	Premium-Pflegedienst Pflegeland	Predecessors Combined
	December 31, 2012	December 31, 2012	December 31, 2012
Revenue	EUR 2,093,044.32	EUR 1,778,483.05	EUR 3,871,527.37
Expenses	(1, 620,833.65)	(982,761.16)	(2,603,594.81)
Other income	22,523.46	52,335.39	74,858.85
Other interest and similar income	670.81	18.11	688.92
Interest and similar expenses	(50,835.95)	(7,892.25)	(58,728.20)
Net Profit	EUR 444,568.99	EUR 840,183.14	EUR 1,284,752.13

	Das Pflegeland	Premium-Pflegedienst Pflegeland	Predecessors Combined

	December 31, 2013	December 31, 2013	December 31, 2013
Revenue and	EUR 2,791,296.33	EUR 1,482,751.34	EUR 4,274,047.67
Expenses	(2,025,100.76)	(771,128.76)	(2,796,229.52)
Other income	44,252.12	30,374.58	74,626.70
Other interest and similar income	341.78	10.74	352.52
Interest and similar expenses	(43,402.28)	(2,287.19)	(45,689.47)
Net Profit	EUR 767,387.19	EUR 739,720.71	EUR 1,507,107.90

	Predecessors Combined	Predecessors Combined	Increase (Decrease) from December 31, 2012 to

	December 31, 2012	December 31, 2013	December 31, 2013
Revenue	EUR 3,871,527.37	EUR 4,274,047.67	EUR 402,520.30
Other income	74,858.85	74,626.70	(232.15)
Other interest and similar income	688.92	352.52	(336.40)
Interest and similar expenses	(58,728.20)	(45,689.47)	(13,038.73)
Expenses	(2,603,594.81)	(2,796,229.52)	192,634.71
Net Profit	EUR 1,284,752.13	EUR 1,507,107.90	EUR 222,355.77

	Das Pflegeland	Premium-Pflegedienst Pflegeland	Predecessors Combined	Beatmungspflege 24 GmbH
	June 30, 2014	June 30, 2014	June 30, 2014	September 30, 2014
Revenue	EUR 1,584,263.40	EUR 674,390.99	EUR 2,258,654.39	EUR 930,425.28
Other Income	23,472.13	5,774.64	29,246.77	4,056.20
Other Interest and Similar Income	91.38	3.59	94.97	8.14
Interest and Similar Expenses	(12,033.44)	(272,50)	(12,305.94)	(0.95)
Expenses	(1,319,272.75)	(387,681.11)	(1,706,953.86)	(851,688.13)
Net Profit	EUR 276,052.72	EUR 292,215.60	EUR 568,268.32	EUR 56,176.21

Revenue

During the two years ended December 30, 2012 and December 30, 2013, the combined revenues of the Predecessors increased from approximately EUR 3,871,527 to EUR 4,274,048, respectively.  Our revenue is expected to increase as we add more offices over the next two years.  The increase in our revenue is due to an increase in providing our services over that time as the pricing for our services are set by the health insurance companies.

Expenses

The major components of the expenses for GmbH for the period from inception on January 30, 2014 to September 30, 2014 and the Predecessors for the fiscal years ended December 30, 2013 and December 30, 2012 are outlined in the table below:

	Das Pflegeland (Audited)	Premium-Pflegedienst Pflegeland (Audited)	Predecessors Combined
	December 31, 2012	December 31, 2012	December 31, 2012
Revenue	EUR 2,093,044.32	EUR 1,778,483.05	EUR 3,871,527.37

Cost of purchased services	314,126.85	118,738.28	432,865.13
Personnel expenses	1,004,077.56	749,915.16	1,753,992.72
Depreciation and amortization of intangible and tangible fixed assets	16,315.14	6,830.67	23,145.81
Other operating expenses	286,314.10	107,277.05	393,591.15
Profit before Other Items	472,280.67	795,721.89	1,268,002.56

Other income	22,523.46	52,335.39	74,858.85
Other interest and similar income	670.81	18.11	688.92
Interest and similar expenses	50,835.95	7,892.25	58,728.20
Net profit of the year	EUR 444,568.99	EUR 840,183.14	EUR 1,284,752.13

	Das Pflegeland (Audited)	Premium-Pflegedienst Pflegeland (Audited)	Predecessors Combined
	December 31, 2013	December 31, 2013	December 31, 2013
Revenue	EUR 2,791,296.33	EUR 1,482,751.34	EUR 4,274,047.67

Cost of purchased services	279,617.11	37,119.92	316,737.03
Personnel expenses	1,427,319.02	621,371.11	2,048,690.13
Depreciation and amortization of intangible and tangible fixed assets	14,722.90	5,978.51	20,701.41
Other operating expenses	303,441.73	106,659.22	410,100.95
Profit before Other Items	766,795.57	711,622.58	1,478,418.15

Other income	44,252.12	30,374.58	74,626.70
Other interest and similar income	341.78	10.74	352.52
Interest and similar expenses	43,402.28	2,287.19	45,689.47
Net profit of the year	EUR 767,387.19	EUR 739,720.71	EUR 1,507,107.90

	Premium-Pflegedienst Pflegeland (Unaudited)	Das Pflegeland (Unaudited)	Predecessors Combined
	Six Month Period Ending on June 30, 2014	Six Month Period Ending on June 30, 2014	Six Month Period Ending on June 30, 2014
Revenue	EUR 674,390.99	EUR 1,584,263.40	EUR 2,258,654.39

Cost of purchased services	59,447.47	245,140.49	304,587.96
Personnel expenses	282,606.31	896,774.53	1,179,380.84
Depreciation and amortization of intangible and tangible fixed assets	2,845.36	7,013.70	9,859.06
Other operating expenses	42,781.97	170,344.03	213,126.00
Profit before other items	286,709.87	264,990.65	551,700.52

Other income	5,774.64	23,472.13	29,246.77
Other interest and similar income	3.59	91.38	94.97
Interest and similar expenses	272.50	12,033.44	12,305.94
Net profit of the year	EUR 292,215.60	EUR 276,520.72	EUR 568,736.32

Beatmungspflege 24 GmbH (Unaudited)
September 30, 2014
Revenue	EUR 930,425.28

Cost of purchased services	659,577.79
Personnel expenses	107.64
Depreciation and amortization of intangible and tangible fixed assets	16,109.43
Other operating expenses	175,893.27
Profit before other items	EUR 78,737.15

Other income	4,056.20
Other interest and similar income	8.14
Interest and similar expenses	0.95
Net result before tax	EUR 82,800.54
Income taxes	26,624.33
Net profit of the year	EUR 56,176.21

During the two years ended December 30, 2012 and December 30, 2013, the combined expenses of the Predecessors increased from approximately EUR 2,603,595 to EUR 2,796,230, respectively.  The increase in our expenses is due to increases in costs of our personnel and other operating expenses. This increase is related to the increase in revenue since the cost associated with our employees providing our services increased (as said services are billed by the hour and the employees are also paid hourly).

We expect that our expenses will increase significantly as we open new locations.

We intend to spend EUR 50,000 (approximately USD $63,140) on marketing efforts during the 2014 fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

	Beatmungspflege 24 GmbH (Unaudited)	Das Pflegeland (Audited)	Premium-Pflegedienst Pflegeland (Audited)
	September 30, 2014	December 31, 2013	December 31, 2013
Net Cash used in Operating Activities	EUR (190,984.42)	EUR 792,428.39	EUR 480,174.33
Net Cash used in Investing Activities	(206,239.77)	(131.91)	(142.77)
Net Cash from Financing Activities	26,999.05	(883,060.30)	(475,696.10)
Net Increase (Decrease) in Cash During Period	EUR (11,743.70)	EUR (90,500.00)	EUR 4,335.46

Working Capital

	Das Pflegeland (Audited)	Premium-Pflegedienst Pflegeland (Audited)	Predecessors Combined	Beatmungspflege 24 GmbH (Unaudited)	Percentage Increase / (Decrease)
	December 31, 2013	December 31, 2013	December 31, 2013	September 30, 2014
Current Assets	EUR 356,880.34	EUR 470,260.80	EUR 827,141.14	EUR 666,015.94	(19.5)%
Current Liabilities	(919,156.94)	(132,964.75)	(1,052,121.69)	(637,978.21)	(39.4)%
Working Capital Surplus (Deficit)	EUR (562,276.60)	EUR 337,296.05	EUR (224,980.55)	EUR 28,037.73	(87.5)%

As of September 30, 2014, the current assets of GmbH were EUR 666,015.94 compared to a combined aggregate of EUR 827,141.14 in current assets of the Predecessors at December 31, 2013. Current assets were comprised of cash and cash equivalents, trade receivables and other assets (refer to the notes to the financial statements of GmbH and the Predecessors attached as exhibits to this Current Report).

As of September 30, 2014, the current liabilities of GmbH were EUR 637,978.21 compared to a combined aggregate of EUR 1,052,121.69 in current liabilities of the Predecessors at December 31, 2013. Current liabilities were comprised of short-term financial liabilities, accruals, other liabilities and provisions.

The decrease in our current assets since the completion of the December 31, 2013 year end is attributable to audited bookkeeping and other costs incurred in connection with the corporate reorganization of the Predecessors and the requirements to close the Share Purchase Agreement.  Our company expects to complete additional equity funding over the next two years.  Additional equity funding should result in an increase in our working capital.

We expect that working capital requirements will continue to be funded through a combination of our existing funds, earnings and our company’s further issuances of securities. Our working capital requirements are expected to increase due to our shift into medical in-home care services.

Cash Flows from Operating Activities

GmbH has not generated positive cash flows from operating activities. For the period from inception on January 30, 2014 to September 30, 2014, net cash flows used in operating activities for GmbH was EUR 190,984.42 consisting of an operating profit of EUR 72,278.45 (after amortization and depreciation) and offset by an decrease in inventories, trade receivables and other assets of EUR 629,272.24, an increase in provisions of EUR 142,231.83 and an increase in trade payables and other liabilities of EUR 605,764.38.

For the year ended December 31, 2013, net cash flows used in operating activities for Das Pflegeland was EUR 792,428.39, consisting of an operating profit of EUR 832,275.23 (after amortization and depreciation), and offset by an decrease in inventories, trade receivables and other assets of EUR 76,049.93, an decrease in provisions of EUR 7,077.06 and increase in trade payables and other liabilities of EUR 43,280.15.

For the year ended December 31, 2013, net cash flows used in operating activities for Premium-Pflegedienst Pflegeland was EUR 480,174.33, consisting of an operating profit of EUR 747,975.67 (after amortization and depreciation), and offset by a decrease in inventories, trade receivables and other assets of EUR 313,789.65, a decrease in provisions of EUR 13,492.96 and an increase in trade payables and other liabilities of EUR 59,481.27.

Cash Flows from Investing Activities

For the period from inception on January 30, 2014 to September 30, 2014, net cash flow used in investing activities for GmbH was EUR 206,239.77, consisting of a payment of intangible assets and property, plant and equipment of EUR 206,247.91 and an interest receipt of EUR 8.14.

For the year ended December 31, 2013, net cash flows from investing activities for Das Pflegeland was EUR 131.91, consisting of a payment of intangible assets and property, plant and equipment of EUR 538.90 and an interest receipt of EUR 670.81.

For the year ended December 31, 2013, net cash flows used in investing activities for Premium-Pflegedienst Pflegeland was EUR (142.77), consisting of a payment of intangible assets and property, plant and equipment of EUR 153.51 and an interest receipt of EUR 10.74.

Cash Flows from Financing Activities

For the period from inception on January 30, 2014 to September 30, 2014, net cash flow from financing activities for GmbH was EUR 26,999.05, consisting of a capital contribution and payment of interest.

For the year ended December 31, 2013, net cash flows used in financing activities for Das Pflegeland was EUR (883,060.30), consisting of capital contributions of EUR 568,992.12 and a change in short-term bank liabilities of EUR 245,121.76 and offset by transfer from reserves of EUR 1,697,174.18, payments from redemption of debt and loans of EUR 25,082.51 and payment of interest of EUR 25,082.51.

For the year ended December 31, 2013, net cash flows used in financing activities for Premium-Pflegedienst Pflegeland was EUR (475,696.10), consisting of capital contributions of EUR 31,536.51 and offset by transfer from reserves of EUR 440,924.94, payments from redemption of debt and loans of EUR 1,345.92, a change in short-term bank liabilities of EUR 66,307.67 and payment of interest of EUR 1,345.92.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

Our significant accounting policies are disclosed in the notes to the financial statements of GmbH and the Predecessors attached as exhibits to this Current Report.

PROPERTIES

Currently, we have two principal locations as follows:

1.	A location at Waiblinger Strasse 34, 70372 Stuttgart, Germany which is the office where organizational work, human resources planning, route planning, etc. take place. The offices consist of approximately 78 m2.

2.	A location at Villa Schöne, Badstrasse 36, 70372 Stuttgart-Bad Cannstatt, Germany, the premises are approximately 120 m² in size and include a ventilation centre with a total of three small rooms and corresponding three beds, a small medical office and office space for the office staff. From this location, all care activities for existing patients are planned. The ventilation centre acts as an intermediate solution for patients who were already discharged from the hospital, but are not ready yet to go home completely.

We also rent 7 local checkpoints in the Stuttgart area, each with an approximate size of 150 m2. The checkpoints are locations where nurses pick up medication, supplies and equipment prior to visiting the patients in their homes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 19, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Dr. Orhan Karahodza Chief Executive Officer, President, Secretary, Treasurer and Director	40,800,000 Shares (direct)	56.2%
Common Stock	Dr. Elmedina Adzemovic Chief Financial Officer and Director	Nil	n/a
Common Stock	All Officers and Directors as a Group (2 persons)	40,800,000 Shares	56.2%
5% STOCKHOLDERS
Common Stock	Dr. Orhan Karahodza Chief Executive Officer, President, Secretary, Treasurer and Director Badstrasse 36 Stuttgart, Germany D-70372	40,800,000 Shares (direct)	56.2%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 19, 2015. As of June 19, 2015 , there were 72,560,000 shares of our common stock issued and outstanding.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

The following table sets forth the name and positions of our executive officers and directors.

Name	Age	Positions
Dr. Elmedina Adzemovic	48	Chief Financial Officer and Director
Dr. Orhan Karahodza	45	President, Secretary, Treasurer, Chief Executive Officer and Director

Our directors will serve in that capacity until our next annual shareholder meeting or until his successor is elected or appointed and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Set forth below is a brief description of the background and business experience of our executive officers and directors:

Dr. Elmedina Adzemovic, age 48, has acted as an officer and director of our company since May 22, 2014.  She is resident in Stuttgart, Germany.  Dr. Adzemovic has worked for over ten years as a general medicine practitioner, specializing in old age care and palliative care.  She does not hold, and has not previously held, any directorships in any other reporting companies.

Specifically in the last five years, Dr. Adzemovic has acted as general physician for GmbH as of January 6, 2014.  Her responsibilities included having to       the leading medical officer of GmbH. From October 2013 to August 2014, Dr. Adzemovic was employed as a general medicine practitioner at the offices of Dr. Läuger. From January 2007 to May 2013, she was an assistant doctor of pneumology and internal medicine at Hospital vom Roten Kreuz.

Dr. Adzemovic’s educational background includes having studied medicine at the University of Tubingen from 1996 to 1997 achieving her medical degree and license to practice medicine.  Prior to having attended the University of Tubingen, she attended the University of Banja Luka, in Bosnia, Herzegowina from 1985 to 1991 where she obtained her medical doctor certification / diploma in medicine.

Dr. Orhan Karahodza , age 45, has acted as an officer and director of our company since November 12, 2014.  Dr. Karahodza has managed outpatient care service for over 16 years.  Dr. Karahodza does not hold, and has not previously held, any directorships in any other reporting companies.  He is resident in Germany.

As of January 2010, Dr. Karahodza has also been the specialist at and managing the care service at the Predecessors.  From February 2007 to December 2009, he was an internal medicine specialist at Klinik am Eichert, a medical clinic in Göppingen, Germany.

Dr. Karahodza practiced medicine after his studies at the University of Tübingen (from        October 1992 to March 1995). After his studies, Dr. Karahodza successfully wrote the state examinations at the University of Tübingen in 1999. Prior to having attended the University of Tübingen, he attended the medical school at the University of Banja Luka from September 1984 to             July 1988 for training as a nurse and obtained a nursing diploma.

His native language is Serbo-Corat and is fluent in both English and German.

Significant Employees

Other than our executive officers and directors, Dr. Karahodza and Dr. Adzemovic, we have two significant employees who are not executive officers, but who make or are expected to make significant contributions to our business.  The following table sets forth the name and positions of our significant employees.

Name	Age	Positions
Dzenana Karahodza	45	Chief of Nursing Services
Radmila Bozic	49	Supervising Intensive Care and Home Respiration Nurse

Set forth below is a brief description of the background and business experience of our significant employees:

Dzenana Karahodza is the wife of Dr. Orhan Karahodza.  She has been employed since 2010 as the Chief of Nursing Service for Premium-Pflegedienst Pflegeland.  Mrs. Karahodza has been a nurse since 1993.  Mrs. Karahodza has completed law studies and obtained her diploma as a lawyer in Bihac, Bosnia qualifying her to practice Bosnian-Herzegovian law.

Radmila Bozic has been employed since April 2014 as the Supervising Nurse Intensive Care and Home Respiration for GmbH .  Ms. Bozic has been a nurse since 1986.

Terms of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successor(s) have been elected and qualified.  Our executive officers are appointed by our board of directors and hold office until removed by our board of directors or until their successor(s) are appointed.

Committees Of The Board Of Directors

We do not have a separately designated audit committee, nominating committee or any other committees. Our Board of Directors fulfills the duties normally undertaken by those committees.

Audit Committee Financial Expert

Dr. Karahodza and Dr. Adzemovic do not qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K.   We are seeking to attract and retain directors who would qualify as “audit committee financial experts”, but may not recruit suitable directors for some time.

Family Relationships

There are no family relationships between any of our directors and officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC.  Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).  Based on our review of the copies of such forms received by us, no other reports were required for those persons, and we believe that during the year ended July 31, 2014, all Reporting Persons complied with all Section 16(a) filing requirements applicable to them.

CODE OF ETHICS

We adopted a Code of Ethics applicable to our officers and directors which is a “code of ethics” as defined by applicable rules of the SEC. Our code of ethics was attached as an exhibit to our Annual Report for the year ended July 31, 2014 filed with the SEC on October 29, 2014. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our President, Treasurer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a current report on Form 8-K filed with the SEC.

Summary Compensation Table

We have previously disclosed our summary compensation information for our fiscal year ended July 31, 2014 in our Annual Report on Form 10-K filed with the SEC on October 29, 2014.

The following information presents the summary compensation information of GmbH and of the  Predecessors.

The following table sets forth the total compensation paid or accrued to our named executive officers, our directors and subsidiary’s officers and significant employees, during our last two completed fiscal years ended December 31, 2014 and 2013.

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year	Salary (EUR)	Bonus (EUR)	Stock Awards (EUR)	Option Awards (EUR)	Non-Equity Incentive Plan Compensation (EUR)	Nonqualified Deferred Compensation Earnings (EUR)	All Other Compensation (EUR)	Total (EUR)
Orhan Karahodza(1) CEO, President, Secretary, Treasurer and Director	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Elmedina Adzemovic(2) CFO and Director	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Dzenana Karahodza(3) Chief of Nursing Services	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Radmila Bozic(4) Supervising Nurse	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Notes:

(1)	Dr. Karahodza was appointed our company’s Chief Executive Officer, President, Secretary, Treasurer and a Director on November 12, 2014. Dr. Karahodza received a salary of EUR 9,800 per month through GmbH commencing July 1, 2014.
(2)	Dr. Adzemovic has been our company’s Chief Financial Officer and a Director since May 22, 2014. She acted as our Chief Executive Officer, President, Secretary and Treasurer from May 22, 2014 to November 12, 2014.
(3)	Mrs. Karahodza received a salary of EUR 3,900 per month through GmbH commencing July 1, 2014.
(4)	Ms. Bozic received a salary of EUR 3,200 per month commencing April 1, 2014.

Outstanding Equity Awards at Fiscal Year End

We do not have any outstanding equity awards.

Compensation Arrangements

We do not currently have any compensation arrangement in place with Dr. Karahodza or Dr. Adzemovic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

EQUITY COMPENSATION PLANS

We have no equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (c)
Equity Compensation Plans Approved By Security Holders	Not Applicable	Not Applicable	Not Applicable
Equity Compensation Plans Not Approved By Security Holders	Not Applicable	Not Applicable	Not Applicable

CERTAIN   RELATIONSHIPS   AND   RELATED   TRANSACTIONS,   AND   DIRECTOR INDEPENDENCE.

RELATED TRANSACTIONS

Except as disclosed below, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which our company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our company’s total assets for the last two completed fiscal years:

(i)	any of our directors or officers;
(ii)	any person proposed as a nominee for election as a director;
(iii)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of our outstanding shares of common stock;
(iv)	any of our promoters; and
(v)	any relative or spouse of any of the foregoing persons who has the same house as such person.

On September 3, 2014, we entered into a Share Purchase Agreement with the Subsidiary, the Vendor, GmbH and Dr. Elmedina Adzemovic for the Acquisition from the Vendor by the Subsidiary. GmbH was formed to acquire the Predecessors.  GmbH acquired the Predecessors under the Contribution Agreements.  Prior to the Acquisition, GmbH did not carry on any business.

Effective July 2, 2014, Pavel Rozum resigned as a Director of our company. In connection with Mr. Rozum’s resignation, Mr. Rozum has agreed to surrender for cancellation to our company an aggregate of 4,300,000 shares of our company’s common stock held by him (the “Share Cancellation”).  In addition, Mr. Rozum agreed to transfer an aggregate of 1,700,000 shares of our company’s common stock held by him to Dr. Elmedina Adzemovic, our company’s remaining director (the “Transfer”).  The consideration for the Transfer and the Share Cancellation was the agreement of Dr. Adzemovic to act as the director and officer of our company. Additionally, Mr. Rozum loaned an aggregate of $10,100 to our company to pay for general and administrative expenses. This loan was released on May 22, 2014 when Mr. Rozum resigned as an officer and director in exchange for a mutual release from liability and as goodwill to our company as he wanted our company to be successful but could not otherwise find suitable succeeding management.

Under the terms of the Share Purchase Agreement, the Subsidiary, acquired GmbH for a consideration of USD$100. Concurrent with closing of the acquisition, Dr. Elmedina Adzemovic transferred 40,800,000 shares of our common stock (based on a 24 for 1 forward split on August 4, 2014 of an aggregate of 1,700,000 shares of our company’s common stock) held by her to Dr. Karahodza.  The approximate dollar value of the amount involved in this transfer of shares was 1,411,000 based on $0.83 per share based on the trading price on November 12, 2014.

As a result of the transfer of shares to Dr. Karahodza, Dr. Adzemovic no longer owns any shares of our common stock.  Accordingly, we experienced a change in control and Dr. Karahodza now controls 56.2% of our issued and outstanding shares of common stock.

Since our inception on November 13, 2012, promoters of our company have included the directors and officers of our company as follows:

1.	Pavel Rozum who was President, Treasurer and Director of our company and who:
a.	On November 13, 2012, we offered and sold 6,000,000 shares of common stock to Pavel Rozum, our President, Secretary, Treasurer and sole Director, at a purchase price of $0.001 per share, for aggregate proceeds of $6,000;
b.	loaned $10,100 to our company to pay for general and administrative expenses. This loan was forgiven on May 22, 2014 when Mr. Rosum resigned as an officer and director; and
c.	has received $nil in compensation.

2.	Dr. Elmedina Adzemovic who was President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Sole Director and who:
a.	In connection with Mr. Rozum’s resignation on July 2, 2014, Mr. Rozum has agreed to the Share Cancellation and to the Transfer to Dr. Adzemovic as consideration for Dr. Adzemovic to act as a director and officer of our company; and
b.	has received $nil in compensation.

3.	Dr. Orhan Karahodza who is President, Secretary, Treasurer, Chief Executive Officer and Director and who:
a.	On November 12, 2014 with closing of the Acquisition, our former President, Dr. Adzemovic, transferred 40,800,000 of shares of our common stock held by her to Dr. Karahodza; and
b.	has received $nil in compensation.

The following information presents the related transactions information of GmbH and of the Predecessors.

GmbH entered into a Contribution Agreement (the “Das Pflegeland Agreement “) effective July 1, 2014 with Dr. Orhan Karahodza (and Mrs. Dzenana Karahodza as communal property ownership in accordance with Bosnian law).  Under the terms of the Das Pflegeland Agreement, GmbH acquired all right, title and interest in the business being operated by Dr. Orhan Karahodza under the sole proprietorship called Das Pflegeland in consideration of which Dr. Karahodza received 1,000 shares of GmbH with a nominal value of EUR 1.00 each which shares have subsequently been transferred to us under the Share Purchase Agreement.

GmbH entered into a Contribution Agreement (the “Premium-Pflegedienst Pflegeland Agreement”) effective July 1, 2014 with Mrs. Dzenana Karahodza and Dr. Orhan Karahodza (as communal property ownership in accordance with Bosnian law).   Under the terms of the Premium-Pflegedienst Pflegeland Agreement, GmbH acquired all right, title and interest in the business being operated by Mrs. Karahodza under the sole proprietorship called Premium-Pflegedienst Pflegeland Agreement in consideration of which Mrs. Karahodza received 26,000 shares of GmbH with a nominal value of EUR 1.00 each which shares have subsequently been transferred to us under the Share Purchase Agreement.

GmbH entered into the Cooperation Agreement dated July 1, 2014 with MI GmbH, a corporation in which our President and director, Dr. Orhan Karahodza, is a significant shareholder and the managing director which provides medical home care services through GmbH and provides personnel to perform these services through GmbH. Pursuant to the Cooperation Agreement:

1.	MI GmbH is to:

a.	provide medical in-home nursing care services to GmbH;

b.	provide GmbH with such information as GmbH may require to prepare the billing statements;

c.	prepare a quarterly billing statement detailing the Services provided and present such statement to GmbH for its analysis; and

d.	provide to GmbH such further supporting information in respect of the medical in-home nursing care services and provide such access to GmbH into the relevant accounting materials as may be required by GmbH upon written request by GmbH; and

2.	GmbH shall pay MI GmbH a fee in the amount of 15% of the gross revenues generated by GmbH from the provision of medical in-home nursing care services to patients of GmbH (the “Fee”).

Upon GmbH obtaining authorization under German regulations to provide the medical in-home nursing care services, the Cooperation Agreement may be terminated by GmbH.

DIRECTOR INDEPENDENCE

Our common stock is quoted on the OTCQB Marketplace inter-dealer quotation system, which does not have director independence requirements.   Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Dr. Orhan Karahodza and Dr. Elmedina Adzemovic are both officers and directors of our company .  As a result, we do not have any independent directors.

As a result of our limited operating history, our management believes that it will take some time to attract independent directors.  In addition, we would likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors.  Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We have previously disclosed our market information for our fiscal year ended July 31, 2014 in our Annual Report on Form 10-K filed with the SEC on October 29, 2014.  On November 12, 2014, as a result of our acquisition of GmbH , our fiscal year end changed from July 31 to December 31.  Accordingly, the following information is presented with our new fiscal year end of December 31.

Market Information

Quotations of our common stock are entered on the OTCQB Marketplace under the symbol “ MDCRE ”.  The following is the high and low bid information for our common stock during each fiscal quarter of our last six fiscal quarters.

Quarter Ended	High	Low
Fiscal Year 2015
March 31, 2014	$1.14	$0.63
Fiscal Year 2014
December 31, 2014	$1.30	$0.89
September 30, 2014	$1.00	$0.0625
June 30, 2014	$0.0625	$0.0008
March 31, 2014	N/A	N/A
Fiscal Year 2013
December 31, 2013	N/A	N/A
September 30, 2013	N/A	N/A
June 30, 2013	N/A	N/A
March 31, 2013	N/A	N/A

Although our shares have been eligible for quotation on the OTC Bulletin Board and the OTC Markets Quality Board since February 5, 2014, no information on the high, low and bid prices for our common stock was available from the OTC Bulletin Board for the fiscal quarters provided above or as of the date of this Current Report on Form 8-K. Our shares are quoted under the symbol “ MDCRE ”. Bid quotations entered on OTC Link and the OTCQB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Registered Holders of Our Common Stock

As of June 19, 2015 , there were 28 registered holders of our common stock.  We believe that a large number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

On August 4, 2014, we completed a 24-for-1 forward split by way of stock dividend.   Each stockholder of record as of Friday, August 1, 2014 was issued 23 additional shares for every one share of our common stock.

We have neither declared nor paid any cash dividends on our capital stock since our inception and do not contemplate paying cash dividends in the foreseeable future.  It is anticipated that earnings will be retained for the operation of our business.  Our board of directors will determine future dividend declarations and payments, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

There are no restrictions in our articles of incorporation or in our bylaws which prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of a dividend:

(a)	We would not be able to pay our debts as they become due in the usual course of business; or

(b)	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving distributions.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On November 12, 2014, we issued 2,000,000 shares of our common stock to Unternehmensberatung Best Ltd. as a finder’s fee on Closing of our acquisition of GmbH .  The finders’ shares were issued in reliance of the provisions of Regulation S of the Securities Act of 1933.

DESCRIPTION OF REGISTRANT’S SECURITIES

GENERAL

Our shares are quoted on the OTC Bulletin Board and the OTC Markets Quality Board under the symbol “ MDCRE ”.  Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of June 19, 2015 , there were 72,560,000 shares of our common stock issued and outstanding that were held by 28 stockholders of record.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which were included as exhibits to our Registration Statement on Form S-1 and incorporated by reference herein.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of our company ; (ii) are entitled to share ratably in all of the assets of our company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.    A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

RULE 144

As of the date of this Current Report, we have 72,560,000 shares of our common stock issued and outstanding. Our Chief Executive Officer beneficially owns 40,800,000 shares of our common stock, representing approximately 56.2% of our issued and outstanding common stock, which shares are currently restricted.  We issued 2,000,000 shares as a finders’ fee on the closing of the acquisition of GmbH, which shares are currently restricted.  The remaining 29,760,000 shares of our common stock outstanding were offered and sold in a registered offering and are not restricted.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the  “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 12, 2014, as a result of the closing of the Share Purchase Agreement, RBS RoeverBroennerSusat GmbH & Co.KG. (“RBS”), the auditors of the accounting successor, GmbH, became our new independent accountants and Dale Matheson Carr-Hilton Labonte, L.L.P. Chartered Accountants (“DMCL”) ceased to be our independent accountants.  Except with respect to the audits of GmbH and the Predecessors, we did not consult with RBS during the previous two fiscal periods and any subsequent interim period prior to their engagement regarding: (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the newly appointed accountant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

On November 14, 2014, we re-engaged Dale Matheson Carr-Hilton Labonte, L.L.P. Chartered Accountants (“DMCL”) as our independent accountants.  Except during the period from August 18, 2014 to November 12, 2014 when DMCL acted as our independent accountants, we did not consult with DMCL during the previous two fiscal periods and any subsequent interim period prior to their engagement regarding: (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the newly appointed accountant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

On November 12, 2014, we issued 2,000,000 shares of our common stock to Unternehmensberatung Best Ltd. as a finder’s fee on Closing of our acquisition of GmbH.  The finders’ shares were issued in reliance of the provisions of Regulation S of the Securities Act of 1933.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT.

On November 12, 2014, under the terms of the Share Purchase Agreement, the Subsidiary, acquired GmbH for a consideration of USD$100. Concurrent with Closing of the acquisition, our then President, Dr. Elmedina Adzemovic, transferred 40,800,000 of our shares held by her to Dr. Karahodza.  As a result of the transfer of her shares to Dr. Karahodza, Dr. Adzemovic no longer owns any shares of our common stock.  Accordingly, we experienced a change in control and Dr. Karahodza now controls 56.2% of our issued and outstanding shares of common stock.

ITEM 5.02

DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 12, 2014, upon closing of the acquisition of GmbH , Dr. Elmedina Adzemovic resigned as our Chief Executive Officer, President, Secretary and Treasurer. The resignations of Dr. Adzemovic were made in accordance with the terms of the Share Purchase Agreement and were not due to any disagreements with our company . She continues to act as our Chief Financial Officer and as a Director.

Upon the tendering of Dr. Adzemovic’s resignations, Dr. Orhan Karahodza was appointed to our Board of Directors and as our Chief Executive Officer, President, Secretary and Treasurer.

ITEM 5.03

AMENDMENTS TO THE ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 12, 2014, as a result of our acquisition of GmbH , our fiscal year end has changed from July 31 to December 31.  Accordingly, we will be filing our next Annual Report on Form 10-K for the year ended December 31, 2014

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS.

As a result of our acquisition of GmbH , we have completed a transaction that has the effect of causing us to cease being a shell company.  The details of our acquisition of GmbH are described under the Item 2.01 of this Current Report.

SECTION 7 - REGULATION FD

ITEM 7.01

REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be“filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By furnishing this information, our company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Included herein as Exhibit 99.1 to this Current Report are the following audited financial statements of Das Pflegeland, prepared in accordance with International Financial Reporting Standards (“IFRS”) and stated in Euros:

1.	Report of Independent Registered Public Accounting Firm.

2.	Balance Sheets as of December 31, 2013 and 2012.

3.	Statement of Operations as of December 31, 2013 and 2012.

4.	Statements of Changes in Equity for the year ended December 31, 2013.

5.	Statements of Cash Flows for the years ended December 31, 2013 and 2012.

6.	Notes to the Financial Statements.

Included herein as Exhibit 99.2 to this Current Report are the following audited financial statements of Premium-Pflegedienst Pflegeland, prepared in accordance with IFRS and stated in Euros:

1.	Report of Independent Registered Public Accounting Firm.

2.	Balance Sheets as of December 31, 2013 and 2012.

3.	Statement of Operations as of December 31, 2013 and 2012.

4.	Statements of Changes in Equity for the year ended December 31, 2013.

5.	Statements of Cash Flows for the years ended December 31, 2013 and 2012.

6.	Notes to the Financial Statements.

Included herein as Exhibit 99.3 to this Current Report are the following unaudited financial statements of Das Pflegeland, prepared in accordance with IFRS and stated in Euros:

1.	Balance Sheets as of June 30, 2014 and December 31, 2013.

2.	Statement of Operations as of June 30, 2014 and December 31, 2013.

3.	Statements of Changes in Equity for the six months ended June 30, 2014.

4.	Statements of Cash Flows for the six months ended June 30, 2014 and the year ended December 31, 2013.

5.	Notes to the Financial Statements.

Included herein as Exhibit 99.4 to this Current Report are the following unaudited financial statements of Premium-Pflegedienst Pflegeland, prepared in accordance with IFRS and stated in Euros:

1.	Balance Sheets as of June 30, 2014 and December 31, 2013.

2.	Statement of Operations as of June 30, 2014 and December 31, 2013.

3.	Statements of Changes in Equity for the six months ended June 30, 2014.

4.	Statements of Cash Flows for the six months ended June 30, 2014 and the year ended December 31, 2013.

5.	Notes to the Financial Statements.

Included as Exhibit 99.5 to this Current Report are the following unaudited financial statements of GmbH, prepared in accordance with IFRS and stated in Euros:

1.	Balance Sheets as of September 30, 2014 and January 30, 2014;

2.	Statement of Operations for the period from January 30, 2014 to September 30, 2014;

3.	Statements of Changes in Equity for the period from January 30, 2014 to September 30, 2014;

4.	Statements of Cash Flow for the period from January 30, 2014 to September 30, 2014;

5.	Notes to the Financial Statements;

(b)	Pro Forma Financial Information

Included herein as Exhibit 99.6 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to our acquisition of GmbH, Das Pflegeland and Premium-Pflegedienst Pflegeland effective November 12, 2014:

1.	Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2014;

2.	Unaudited Pro Forma Consolidated Statement of Operations for the period from inception on January 30, 2014 to September 30, 2014;

3.	Notes to the Pro Forma Financial Statements.

(c)	Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit	Description of Exhibit

3.1	Articles of Incorporation of Registrant.
3.2	Bylaws of the Registrant.
3.3	Certificate of Merger (incorporated by reference to our company’s current report on Form 8-K as filed with the SEC on December 12, 2014 as exhibit 3.1).
3.4	Articles of Merger between Medicus Homecare Inc. (as surviving company) and Medicus Homecare Inc. (as merging entity), with surviving entity changing its name to “Medicus Homecare Inc.” effective December 12, 2014 (incorporated by reference to our company’s current report on Form 8-K as filed with the SEC on December 12, 2014 as exhibit 3.2).
10.1	Mobile Application Development and Intellectual Property Assignment Agreement, dated August 22, 2013, by and between Medicus Homecare Inc. and Murad Guseinov.(1)
10.2	Share Purchase Agreement dated September 3, 2014, among Medicus Homecare Inc., its wholly-owned subsidiary, Medicus Homecare Inc., Dr. Orhan Karahodza, Beatmungspflege 24 GmbH and Dr. Elmedina Adzemovic.(2)
10.3	Contribution Agreement (Das Pflegeland) effective July 1, 2014 between Beatmungspflege 24 GmbH and Dr. Orhan Karahodza (and Dzenana Karahodza as communal property ownership in accordance with Bosnian law).(4)
10.4	Contribution Agreement (Premium-Pflegedienst Pflegeland) effective July 1, 2014 between Beatmungspflege 24 GmbH and Mrs. Dzenana Karahodza (and Dr. Orhan Karahodza as communal property ownership in accordance with Bosnian law).(4)
10.5	Cooperation Agreement between our company and Medicus Intensivpflege GmbH effective July 1, 2014.
10.6	Agreement and Deed of Transfer.(4)
14.1	Code of Ethics.(3)
16.1	Letter of Dale Matheson Carr-Hilton Labonte, L.L.P. Chartered Accountants (former principal independent accountants) (incorporated by reference to our company’s current report on Form 8-K as filed with the SEC on February 17, 2015 as exhibit 16.1).
16.2	Letter of RBS RoeverBroennerSusat GmbH & Co.KG. (former principal independent accountants) (incorporated by reference to our company’s current report on Form 8-K as filed with the SEC on February 17, 2015 as exhibit 16.2).
21.1	List of Subsidiaries.(3)
99.1	Audited financial statements of Das Pflegeland for the years ended December 31, 2013 and 2012.
99.2	Audited financial statements of Premium-Pflegedienst Pflegeland for the years ended December 31, 2013 and 2012.

99.3	Unaudited financial statements of Das Pflegeland for the six months ended June 30, 2014.
99.4	Unaudited financial statements of Premium-Pflegedienst Pflegeland for the six months ended June 30, 2014.
99.5	Unaudited financial statements of Beatmungspflege 24 GmbH for the period from inception on January 30, 2014 to September 30, 2014.
99.6	Unaudited pro-forma consolidated financial statements as at September 30, 2014 giving effect to our company’s acquisition of Beatmungspflege 24 GmbH, Das Pflegeland and Premium-Pflegedienst Pflegeland effective November 12, 2014.

Notes:

(1)	Incorporated by reference to our Registration Statement on Form S-1 (File No. 333-191251), filed with the SEC on September 19, 2013.
(2)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on September 8, 2014.
(3)	Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on October 29, 2014.
(4)	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICUS HOMECARE INC.
(formerly Overtech Corp.)

Date: June 26, 2015

By:	/s/ Dr. Orhan Karahodza Dr. Orhan Karahodza Chief Executive Officer, President, Secretary Treasurer & Director